Exhibit 99.1

Media: Debbie Mitchell (614) 757-6225 debbie.mitchell@cardinalhealth.com	Investors: Sally Curley (614) 757-7115 sally.curley@cardinalhealth.com

CARDINAL HEALTH REPORTS FIRST-QUARTER RESULTS

•	Revenue increases 10 percent to $26.8 billion

•	Operating earnings increase 13 percent to $412 million, or 16 percent to $442 million on a non-GAAP basis[1]

•	Diluted earnings per share from continuing operations increase 11 percent to $0.73 on a non-GAAP basis[2]

DUBLIN, Ohio, Oct. 27, 2011 — Cardinal Health today reported fiscal year 2012 first-quarter revenue of $26.8 billion and an 11 percent increase in non-GAAP diluted earnings per share (EPS) to $0.73. On a GAAP basis, diluted EPS from continuing operations declined 19 percent to $0.68, reflecting a prior-year gain of $0.21 from the sale of CareFusion stock. Strong revenue growth was driven by 10 percent revenue increases in both the Pharmaceutical and Medical segments. Results reflected 16 percent growth in non-GAAP operating earnings, led by a 19 percent increase in Pharmaceutical segment profit.

“Our fiscal 2012 has started with a solid first quarter, driven by strong revenue gains from both of our segments, continued progress on our margin initiatives and contributions from our recent acquisitions,” said George Barrett, chairman and chief executive officer of Cardinal Health. “While we’re pleased with the performance of our business in this first quarter, we’re even more excited about the growth in strategic priority areas including specialty, positron emission tomography, generics, ambulatory, preferred medical products and China. Our progress in these areas provides increasing confidence that we’re positioning well for future growth.”

The company reaffirmed its fiscal 2012 outlook for non-GAAP diluted earnings per share of $3.04 to $3.19.

Q1 FY12 SUMMARY

	Q1 FY12	Q1 FY11	Y/Y
Revenue	$26.8 billion	$24.4 billion	10%
Operating Earnings	$412 million	$364 million	13%
Non-GAAP Operating Earnings	$442 million	$382 million	16%
Earnings from Continuing Operations	$237 million	$294 million	(19)%
Non-GAAP Earnings from Continuing Operations[3]	$256 million	$231 million	11%
Diluted EPS from Continuing Operations	$0.68	$0.84	(19)%
Non-GAAP Diluted EPS from Continuing Operations	$0.73	$0.66	11%

As previously announced, the company’s non-GAAP operating earnings, non-GAAP earnings from continuing operations and non-GAAP diluted EPS from continuing operations definitions exclude amortization of acquisition-related intangible assets for all periods presented.

SEGMENT RESULTS

Pharmaceutical segment

Revenue for the Pharmaceutical segment increased 10 percent to $24.4 billion, including significant contribution from acquisitions completed in FY11 and growth from existing customers. Segment profit increased 19 percent to $363 million, reflecting the contribution of the acquisitions and the performance of generics programs.

	Q1 FY12	Q1 FY11	Y/Y
Revenue	$24.4 billion	$22.3 billion	10%
Segment Profit	$363 million	$306 million	19%

Medical segment

Revenue for the Medical segment increased 10 percent to $2.4 billion, primarily driven by growth from existing and net new customers and the transition of CareFusion from fee-for-service to traditional distribution agreement. As anticipated, segment profit declined 5 percent to $79 million, as profit increases from the company’s preferred products programs and the volume relating to both existing and net new customers were negatively offset by commodity costs and the impact associated with the previously disclosed Presource® kit matter.

	Q1 FY12	Q1 FY11	Y/Y
Revenue	$2.4 billion	$2.2 billion	10%
Segment Profit	$79 million	$84 million	(5)%

ADDITIONAL FIRST-QUARTER AND RECENT HIGHLIGHTS

•

Agreement to acquire Futuremed Healthcare Products in Canada, a distributor of medical disposables and specialized equipment to the long-term care channel, enhancing capability to serve and deliver greater value to customers across the continuum of care in Canada.

•

Launch of the new Protexis™ Latex Hydrogel surgical gloves—sterile latex, powder-free surgical gloves with hydrogel coating—and the new Protexis™ brand name for the company’s powder-free surgical glove portfolio.

•	Specialty Solutions P4 Healthcare business and Keystone Mercy Health Plan partnership in an evidence-based program to improve cancer care for Medicaid patients in Southeastern Pennsylvania.

•	Repurchase of $300 million in Cardinal Health shares.

CONFERENCE CALL

Cardinal Health will host a webcast and conference call today at 8:30 a.m. Eastern to discuss first-quarter results and its future outlook. To access the call and corresponding slide presentation, go to the Investors page at cardinalhealth.com/investors. The call can also be accessed by dialing 617.213.8835 passcode 25843607. Presentation slides and an audio replay will be archived on the website after the conclusion of the meeting. The audio replay will also be available until Nov. 27 by dialing 617-801-6888, passcode 72444146.

UPCOMING EVENTS

•	Credit Suisse Healthcare Conference on Nov. 9 at the Arizona Biltmore Hotel in Phoenix at 10:30 a.m. Eastern
•	Oppenheimer Healthcare Conference on Dec. 13 at the New York Waldorf Astoria in New York at 2:30 p.m. Eastern

At these events, Cardinal Health executives will discuss the company’s diverse products and services, company performance and strategies for continued growth. To access more details and live webcasts of these events, including remarks, go to the Investors page at cardinalhealth.com.

About Cardinal Health

Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is a $103 billion health care services company that improves the cost-effectiveness of health care. As the business behind health care, Cardinal Health helps pharmacies, hospitals, ambulatory surgery centers and physician offices focus on patient care while reducing costs, enhancing efficiency and improving quality. Cardinal Health is an essential link in the health care supply chain, providing pharmaceuticals and medical products to more than 60,000 locations each day. The company is also a leading manufacturer of medical and surgical products, including gloves, surgical apparel and fluid management products. In addition, the company supports the growing diagnostic industry by supplying medical products to clinical laboratories and operating the nation’s largest network of radiopharmacies that dispense products to aid in the early diagnosis and treatment of disease. Ranked #19 on the Fortune 500, Cardinal Health employs more than 30,000 people worldwide. More information about the company may be found at cardinalhealth.com.

1 Non-GAAP operating earnings: Operating earnings excluding (1) restructuring and employee severance, (2) acquisition-related costs (including amortization of acquisition-related intangible assets), (3) impairments and loss on sale of assets, (4) litigation (recoveries)/charges, net, and (5) Other Spinoff Costs included within distribution, selling, general and administrative expenses.

2 Non-GAAP diluted EPS from continuing operations: Non-GAAP earnings from continuing operations divided by diluted weighted average shares outstanding.

3Non-GAAP earnings from continuing operations: Earnings from continuing operations excluding (1) restructuring and employee severance, (2) acquisition-related costs (including amortization of acquisition-related intangible assets), (3) impairments and loss on sale of assets, (4) litigation (recoveries)/charges, net, (5) Other Spinoff Costs and (6) gain on sale of CareFusion stock, each net of tax

Cardinal Health uses its website as a channel of distribution for material company information. Important information, including news releases, analyst presentations and financial information regarding Cardinal Health is routinely posted and accessible on the Investors page at cardinalhealth.com.

Cautions Concerning Forward-Looking Statements

This news release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “would,” “project,” “continue,” and similar expressions, and include statements reflecting future results or guidance, statements of outlook and expense accruals. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include (but are not limited to) uncertainties related to demand for Cardinal Health’s products and services; uncertainties relating to Cardinal Health’s ability to achieve the expected benefits from the acquisitions of Kinray, Yong Yu, P4 Healthcare and Futuremed; uncertainties due to government health care reform including federal health care reform legislation; competitive pressures in Cardinal Health’s various lines of business; the loss of one or more key customer or supplier relationships or changes to the terms of those relationships; the timing of generic and branded pharmaceutical introductions and the frequency or rate of branded pharmaceutical price appreciation or generic pharmaceutical price deflation; changes in the distribution patterns or reimbursement rates for health care products and/or services; the effects of any investigation by any regulatory authority; and changes in the cost of commodities such as oil-based resins, cotton, latex and diesel fuel. Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports. This news release reflects management’s views as of Oct. 27, 2011. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.

Schedule 1

CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

	First Quarter
(in millions, except per Common Share amounts)	2012	2011	% Change
Revenue	$26,792.0	$24,437.5	10%
Cost of products sold	25,707.5	23,475.3	10%

Gross margin	1,084.5	962.2	13%

Operating expenses:
Distribution, selling, general and administrative expenses	643.3	581.5	11%
Restructuring and employee severance	3.4	1.8	N.M.
Acquisition-related costs	27.4	11.7	N.M.
Impairments and loss on sale of assets	1.3	1.9	N.M.
Litigation (recoveries)/charges, net	(3.2)	1.4	N.M.

Operating earnings	412.3	363.9	13%

Other (income)/expenses, net	3.8	(7.5)	N.M.
Interest expense, net	23.5	22.0	7%
Gain on sale of investment in CareFusion	—	(74.8)	N.M.

Earnings before income taxes and discontinued operations	385.0	424.2	(9)%

Provision for income taxes	147.9	129.8	14%

Earnings from continuing operations	237.1	294.4	(19)%

Earnings/(loss) from discontinued operations (net of tax expense of $0.8 million and $0.0 million for the first quarter of fiscal 2012 and 2011, respectively)	(0.3)	0.4	N.M.

Net earnings	$236.8	$294.8	(20)%

Basic earnings per Common Share:
Continuing operations	$0.69	$0.84	(19)%
Discontinued operations	—	—	N.M.

Net basic earnings per Common Share	$0.69	$0.84	(19)%

Diluted earnings per Common Share:
Continuing operations	$0.68	$0.84	(19)%
Discontinued operations	—	—	N.M.

Net diluted earnings per Common Share	$0.68	$0.84	(19)%

Weighted average number of Common Shares outstanding:
Basic	344.8	348.9
Diluted	349.4	351.9

Schedule 2

CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)	September 30, 2011	June 30, 2011
	(UNAUDITED)
Assets
Cash and equivalents	$2,010.6	$1,929.3
Trade receivables, net	6,232.6	6,155.7
Inventories	7,497.2	7,334.2
Prepaid expenses and other	982.8	896.7

Total current assets	16,723.2	16,315.9

Property and equipment, net	1,494.0	1,512.2
Goodwill and other intangibles, net	4,249.3	4,259.0
Other assets	716.5	758.8

Total assets	$23,183.0	$22,845.9

Liabilities and Shareholders’ Equity
Accounts payable	$11,748.9	$11,331.5
Current portion of long-term obligations and other short-term borrowings	333.1	326.7
Other accrued liabilities	1,714.6	1,711.3

Total current liabilities	13,796.6	13,369.5

Long-term obligations, less current portion	2,195.0	2,175.3
Deferred income taxes and other liabilities	1,477.5	1,452.5
Total shareholders’ equity	5,713.9	5,848.6

Total liabilities and shareholders’ equity	$23,183.0	$22,845.9

Schedule 3

CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	First Quarter
(in millions)	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Earnings	$236.8	$294.8
(Earnings)/loss from discontinued operations	0.3	(0.4)

Earnings from continuing operations	237.1	294.4

Adjustments to reconcile earnings from continuing operations to net cash from operations:
Depreciation and amortization	78.2	68.5
Gain on sale of investment in CareFusion	—	(74.8)
Impairments and loss on sale of assets	1.3	1.9
Share-based compensation	19.8	21.4
Provision for bad debts	0.9	2.7
Change in operating assets and liabilities, net of effects from acquisitions:
Increase in trade receivables	(69.3)	(272.3)
Increase in inventories	(160.9)	(731.8)
Increase in accounts payable	409.8	1,033.1
Other accrued liabilities and operating items, net	(12.7)	(125.4)

Net cash provided by operating activities-continuing operations	504.2	217.7
Net cash used in operating activities-discontinued operations	—	(0.7)

Net cash provided by operating activities	504.2	217.0

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of subsidiaries, net of cash acquired	(7.3)	(559.9)
Additions to property and equipment	(44.3)	(61.9)
Proceeds from sale of CareFusion common stock	—	705.9
Proceeds from maturities of held-to-maturity securities	10.0	—

Net cash provided by/(used in) investing activities-continuing operations	(41.6)	84.1
Net cash provided by investing activities-discontinued operations	—	—

Net cash provided by/(used in) investing activities	(41.6)	84.1

CASH FLOWS FROM FINANCING ACTIVITIES:
Net change in short-term borrowings	(5.0)	—
Reduction of long-term obligations	(0.5)	(0.4)
Proceeds from issuance of Common Shares	18.1	8.4
Tax disbursements from share-based compensation	(21.6)	(14.1)
Excess tax benefit from exercises of stock options	4.9	2.0
Dividends on Common Shares	(77.2)	(70.3)
Purchase of treasury shares	(300.0)	(269.8)

Net cash used in financing activities-continuing operations	(381.3)	(344.2)
Net cash provided by financing activities-discontinued operations	—	—

Net cash used in financing activities	(381.3)	(344.2)

Net increase/(decrease) in cash and equivalents	81.3	(43.1)
Cash and equivalents at beginning of period	1,929.3	2,755.3

Cash and equivalents at end of period	$2,010.6	$2,712.2

Schedule 4

CARDINAL HEALTH, INC. AND SUBSIDIARIES

BUSINESS ANALYSIS

TOTAL COMPANY

	First Quarter		Non-GAAP First Quarter
(in millions)	2012	2011	2012	2011
Revenue
Amount	$26,792	$24,438
Growth Rate	10%	(1)%

Operating Earnings
Amount	$412	$364	$442	$382
Growth Rate	13%	52%	16%	17%

Earnings from Continuing Operations
Amount	$237	$294	$256	$231
Growth Rate	(19)%	N.M.	11%	18%

Refer to the GAAP/Non-GAAP Reconciliation for definitions and calculations supporting the Non-GAAP balances.

Schedule 5

CARDINAL HEALTH, INC. AND SUBSIDIARIES

SEGMENT BUSINESS ANALYSIS

	First Quarter			First Quarter
(in millions)	2012	2011	(in millions)	2012	2011
PHARMACEUTICAL			MEDICAL

Revenue			Revenue
Amount	$24,418	$22,273	Amount	$2,380	$2,169
Growth Rate	10%	(1)%	Growth Rate	10%	(3)%
Mix	91%	91%	Mix	9%	9%

Segment Profit			Segment Profit
Amount	$363	$306	Amount	$79	$84
Growth Rate	19%	45%	Growth Rate	(5)%	(27)%
Mix	82%	79%	Mix	18%	21%
Segment Profit Margin	1.49%	1.37%	Segment Profit Margin	3.32%	3.85%

Refer to definitions for an explanation of calculations.

Total consolidated revenue for the three months ended September 30, 2011 was $26,792 million, which included total segment revenue of $26,798 million and Corporate revenue of $(6) million. Total consolidated revenue for the three months ended September 30, 2010 was $24,438 million, which included total segment revenue of $24,442 million and Corporate revenue of $(4) million. Corporate revenue consists primarily of elimination of inter-segment revenue.

Total consolidated operating earnings for the three months ended September 30, 2011 were $412 million, which included total segment profit of $442 million and Corporate costs of $(30) million. Total consolidated operating earnings for the three months ended September 30, 2010 were $364 million, which included total segment profit of $390 million and Corporate costs of $(26) million. Corporate includes, among other things, restructuring and employee severance, acquisition-related costs, impairments and loss on sale of assets, litigation (recoveries)/charges, net and certain investment spending that are not allocated to the segments.

Schedule 6

CARDINAL HEALTH, INC. AND SUBSIDIARIES

SCHEDULE OF NOTABLE ITEMS

	First Quarter
(in millions, except per Common Share amounts)	2012	2011
Restructuring and Employee Severance
Restructuring and employee severance	$(3.4)	$(1.8)
Tax benefit	1.3	0.6

Restructuring and employee severance, net of tax	$(2.1)	$(1.2)

Decrease to diluted EPS from continuing operations	$(0.01)	$—

Acquisition-Related Costs
Amortization of acquisition-related intangible assets	$(18.9)	$(10.3)
Tax benefit	6.4	3.8

Amortization of acquisition-related intangible assets, net of tax	$(12.5)	$(6.5)

Decrease to diluted EPS from continuing operations	$(0.04)	$(0.02)

Other acquisition-related costs	$(8.6)	$(1.3)
Tax benefit	3.0	0.2

Other acquisition-related costs, net of tax	$(5.6)	$(1.1)

Decrease to diluted EPS from continuing operations	$(0.02)	$—

Total acquisition-related costs [1]	$(27.4)	$(11.7)
Tax benefit [1]	9.4	4.0

Total acquisition-related costs, net of tax [1]	$(18.0)	$(7.7)

Decrease to diluted EPS from continuing operations [1]	$(0.05)	$(0.02)

Impairments and Loss on Sale of Assets
Impairments and loss on sale of assets	$(1.3)	$(1.9)
Tax benefit	0.5	0.7

Impairments and loss on sale of assets, net of tax	$(0.8)	$(1.2)

Decrease to diluted EPS from continuing operations	$—	$—

Litigation (Recoveries)/Charges, Net
Litigation (recoveries)/charges, net	$3.2	$(1.4)
Tax benefit/(expense)	(1.2)	0.6

Litigation (recoveries)/charges, net, net of tax	$2.0	$(0.8)

Increase to diluted EPS from continuing operations	$0.01	$—

Other Spin-Off Costs
Other spin-off costs [2]	$(0.6)	$(1.6)
Tax benefit	0.2	0.6

Other spin-off costs, net of tax	$(0.4)	$(1.0)

Decrease to diluted EPS from continuing operations	$—	$—

Gain on Sale of CareFusion Stock
Gain on sale of CareFusion stock	$—	$74.8
Tax expense	—	—

Gain on sale of CareFusion stock, net of tax	$—	$74.8

Increase to diluted EPS from continuing operations	$—	$0.21

Weighted Average Number of Diluted Shares Outstanding	349.4	351.9

[1]	The sum of components may not equal the total due to rounding.

[2]	Other spin-off costs are included within distribution, selling, general and administrative expenses for all periods presented.

Schedule 7

CARDINAL HEALTH, INC. AND SUBSIDIARIES

ASSET MANAGEMENT ANALYSIS

	First Quarter
	2012	2011
Days Sales Outstanding	20.6	19.9
Days Inventory on Hand	23.0	23.8
Days Payable Outstanding	36.1	35.4
Net Working Capital Days	7.5	8.3

Debt to Total Capital	31%	29%
Net Debt to Capital	8%	(12)%

Return on Equity	16.4%	22.4%
Non-GAAP Return on Equity	17.7%	17.6%

Effective Tax Rate from Continuing Operations	38.4%	30.6%
Non-GAAP Effective Tax Rate from Continuing Operations	38.1%	37.1%

Refer to the GAAP/Non-GAAP Reconciliation for Non-GAAP calculations. Refer to DSO, DIOH and DPO for definitions and calculations.

Schedule 8

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATIONS

(in millions, except per Common Share amounts)	First Quarter 2012
	Operating Earnings	Operating Earnings Growth Rate	Earnings Before Income Taxes and Discontinued Operations	Provision for Income Taxes [1]	Earnings from Continuing Operations	Earnings from Continuing Operations Growth Rate	Diluted EPS from Continuing Operations	Diluted EPS from Continuing Operations Growth Rate
GAAP	$412	13%	$385	$148	$237	(19)%	$0.68	(19)%
Restructuring and Employee Severance	$3		$3	$1	$2		$0.01
Acquisition-Related Costs [2]	$27		$27	$9	$18		$0.05
Impairments and Loss on Sale of Assets	$1		$1	$1	$1		$—
Litigation (Recoveries)/Charge net	$(3)		$(3)	$(1)	$(2)		$(0.01)
Other Spin-Off Costs	$1		$1	$—	$—		$—
Gain on Sale of CareFusion Stock	$—		$—	$—	$—		$—
Non-GAAP	$442	16%	$415	$158	$256	11%	$0.73	11%

	First Quarter 2011
	Operating Earnings	Operating Earnings Growth Rate	Earnings Before Income Taxes and Discontinued Operations	Provision for Income Taxes [1]	Earnings from Continuing Operations	Earnings from Continuing Operations Growth Rate	Diluted EPS from Continuing Operations	Diluted EPS from Continuing Operations Growth Rate
GAAP	$364	52%	$424	$130	$294	N.M.	$0.84	N.M.
Restructuring and Employee Severance	$2		$2	$1	$1		$—
Acquisition-Related Costs [2]	$12		$12	$4	$8		$0.02
Impairments and Loss on Sale of Assets	$2		$2	$1	$1		$—
Litigation (Recoveries)/Charge net	$1		$1	$1	$1		$—
Other Spin-Off Costs	$2		$2	$1	$1		$—
Gain on Sale of CareFusion Stock	$—		$(75)	$—	$(75)		$(0.21)
Non-GAAP	$382	17%	$368	$136	$231	18%	$0.66	22%

The sum of the components may not equal the total due to rounding.

[1]	We apply varying tax rates depending upon the tax jurisdiction where the items are incurred.
[2]	Acquisition-related costs include amortization of acquisition-related intangible assets and other acquisition-related costs. See Schedule 6—Schedule of Notable Items for additional detail.

Schedule 9

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	First Quarter
(in millions)	2012	2011
GAAP Return on Equity	16.4%	22.4%

Non-GAAP Return on Equity
Net earnings	$236.8	$294.8
Restructuring and employee severance, net of tax, in continuing operations [1]	2.1	1.2
Acquisition-related costs, net of tax, in continuing operations [1]	18.0	7.7
Impairments and loss on sale of assets, net of tax, in continuing operations [1]	0.8	1.2
Litigation (recoveries)/charges, net, net of tax, in continuing operations [1]	(2.0)	0.8
Other spin-off costs, net of tax, in continuing operations [1]	0.4	1.0
Gain on sale of CareFusion stock, net of tax [1]	—	(74.8)
CareFusion net (earnings)/loss in discontinued operations [1,2]	0.3	—

Adjusted net earnings	$256.4	$231.9
Annualized	$1,025.6	$927.6

	First	Fourth	First	Fourth
	Quarter	Quarter	Quarter	Quarter
	2012	2011	2011	2010
Total shareholders’ equity	$5,713.9	$5,848.6	$5,239.0	$5,276.1
Divided by average shareholders’ equity	$5,781.3		$5,257.6
Non-GAAP Return on Equity	17.7%		17.6%

[1]	We apply varying tax rates depending upon the tax jurisdiction where the items are incurred.
[2]	To properly reflect the impact of the spin-off, on a non-GAAP basis, CareFusion net earnings included in discontinued operations are excluded from adjusted net earnings for all periods presented.

Schedule 10

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	First Quarter
(in millions)	2012	2011
GAAP Effective Tax Rate from Continuing Operations	38.4%	30.6%
Non-GAAP Effective Tax Rate from Continuing Operations
Earnings before income taxes and discontinued operations	$385.0	$424.2
Restructuring and employee severance	3.4	1.8
Acquisition-related costs	27.4	11.7
Impairments and loss on sale of assets	1.3	1.9
Litigation (recoveries)/charges, net	(3.2)	1.4
Other spin-off costs	0.6	1.6
Gain on sale of CareFusion stock	—	(74.8)

Adjusted earnings before income taxes and discontinued operations	$414.5	$367.8

Provision for income taxes [1]	$147.9	$129.8
Restructuring and employee severance tax benefit [1]	1.3	0.6
Acquisition-related costs tax benefit [1]	9.4	4.0
Impairments and loss on sale of assets tax benefit [1]	0.5	0.7
Litigation (recoveries)/charges, net tax expense [1]	(1.2)	0.6
Other spin-off costs tax benefit [1]	0.2	0.6
Gain on sale of CareFusion stock tax expense [1]	—	—

Adjusted provision for income taxes	$158.1	$136.3

Non-GAAP Effective Tax Rate from Continuing Operations	38.1%	37.1%

	First Quarter
	2012	2011
Debt to Total Capital	31%	29%

Net Debt to Capital
Current portion of long-term obligations and other short-term borrowings	$333.1	$233.6
Long-term obligations, less current portion	2,195.0	1,906.4

Debt	$2,528.1	$2,140.0
Cash and equivalents	(2,010.6)	(2,712.2)

Net debt	$517.5	$(572.2)
Total shareholders’ equity	5,713.9	5,239.0

Capital	$6,231.4	$4,666.8
Net Debt to Capital	8%	(12)%

1 We apply varying tax rates depending upon the tax jurisdiction where the items are incurred.

Forward-Looking Non-GAAP Financial Measures

We present non-GAAP earnings from continuing operations and non-GAAP effective tax rate from continuing operations (and presentations derived from these financial measures, including per share calculations) on a forward-looking basis. The most directly comparable forward-looking GAAP measures are earnings from continuing operations and effective tax rate from continuing operations. We are unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures because we cannot reliably forecast restructuring and employee severance, acquisition-related costs, impairments and loss on sale of assets, litigation (recoveries)/charges, net, and other spin-off costs, which are difficult to predict and estimate and are primarily dependent on future events. Please note that the unavailable reconciling items could significantly impact our future financial results.

Schedule 11

CARDINAL HEALTH, INC. AND SUBSIDIARIES

	First Quarter
(in millions)	2012	2011
Days Sales Outstanding	20.6	19.9
Days Inventory on Hand
Inventories	$7,497.2	$7,087.5

Cost of products sold	$25,707.5	$23,475.3
Chargeback billings	3,609.8	$3,289.1

Adjusted cost of products sold	$29,317.3	$26,764.4
Adjusted cost of products sold divided by 90 days	$325.7	$297.4

Days of Inventory on Hand	23.0	23.8

Days Payable Outstanding
Accounts payable	$11,748.9	$10,532.3

Cost of products sold	$25,707.5	$23,475.3
Chargeback billings	3,609.8	3,289.1

Adjusted cost of products sold	$29,317.3	$26,764.4
Adjusted cost of products sold divided by 90 days	$325.7	$297.4

Days Payable Outstanding	36.1	35.4

Net Working Capital Days	7.5	8.3

Days Sales Outstanding: trade receivables, net divided by (monthly revenue divided by 30 days).

Days Inventory on Hand: inventory divided by ((quarterly cost of products sold plus chargeback billings) divided by 90 days). Chargeback billings are the difference between a product’s wholesale acquisition cost and the contract price established between pharmaceutical manufacturers and the end customer.

Days Payable Outstanding: accounts payable divided by ((quarterly cost of products sold plus chargeback billings) divided by 90 days). Chargeback billings are the difference between a product’s wholesale acquisition cost and the contract price established between pharmaceutical manufacturers and the end customer.

Net Working Capital Days: days sales outstanding plus days inventory on hand less days payable outstanding.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

DEFINITIONS

GAAP

Debt: long-term obligations plus short-term borrowings

Debt to Total Capital: debt divided by (debt plus total shareholders’ equity)

Diluted EPS from Continuing Operations: earnings from continuing operations divided by diluted weighted average shares outstanding

Effective Tax Rate from Continuing Operations: provision for income taxes divided by earnings before income taxes and discontinued operations

Gain on Sale of CareFusion Stock: realized gains from the sale of our ownership of CareFusion common stock retained in connection with the spin-off

Other Spin-Off Costs: costs incurred in connection with our Spin-Off of CareFusion which are included in distribution, selling, general and administrative expenses

Segment Profit: segment revenue minus (segment cost of products sold and segment distribution, selling, general and administrative expenses)

Segment Profit Margin: segment profit divided by segment revenue

Segment Profit Mix: segment profit divided by total segment profit for all segments

Return on Equity: annualized net earnings divided by average shareholders’ equity

Revenue Mix: segment revenue divided by total segment revenue for all segments

NON-GAAP

Net Debt to Capital: net debt divided by (net debt plus total shareholders’ equity)

Net Debt: debt minus (cash and equivalents)

Non-GAAP Diluted EPS from Continuing Operations: non-GAAP earnings from continuing operations divided by diluted weighted average shares outstanding

Non-GAAP Diluted EPS from Continuing Operations Growth Rate: (current period non-GAAP diluted EPS from continuing operations minus prior period non-GAAP diluted EPS from continuing operations) divided by prior period non-GAAP diluted EPS from continuing operations

Non-GAAP Earnings from Continuing Operations: earnings from continuing operations excluding (1) restructuring and employee severance, (2) acquisition-related costs (including amortization of acquisition-related intangible assets), (3) impairments and loss on sale of assets, (4) litigation (recoveries)/charges, net, (5) Other Spin-Off Costs and (6) gain on sale of CareFusion stock, each net of tax

Non-GAAP Earnings from Continuing Operations Growth Rate: (current period non-GAAP earnings from continuing operations minus prior period non-GAAP earnings from continuing operations) divided by prior period non-GAAP earnings from continuing operations

Non-GAAP Effective Tax Rate from Continuing Operations: (provision for income taxes adjusted for (1) restructuring and employee severance, (2) acquisition-related costs (including amortization of acquisition-related intangible assets), (3) impairments and loss on sale of assets, (4) litigation (recoveries)/charges, net, (5) Other Spin-Off Costs and (6) gain on sale of CareFusion stock) divided by (earnings before income taxes and discontinued operations adjusted for (1) restructuring and employee severance, (2) acquisition-related costs (including amortization of acquisition-related intangible assets), (3) impairments and loss on sale of assets, (4) litigation (recoveries)/charges, net, (5) Other Spin-Off Costs and (6) gain on sale of CareFusion stock)

Non-GAAP Operating Earnings: operating earnings excluding (1) restructuring and employee severance, (2) acquisition-related costs (including amortization of acquisition-related intangible assets), (3) impairments and loss on sale of assets, (4) litigation (recoveries)/charges, net and (5) Other Spin-Off Costs included within distribution, selling, general and administrative expense

Non-GAAP Operating Earnings Growth Rate: (current period non-GAAP operating earnings minus prior period non-GAAP operating earnings) divided by prior period non-GAAP operating earnings

Non-GAAP Return on Equity: (annualized current period net earnings excluding (1) restructuring and employee severance, (2) acquisition-related costs (including amortization of acquisition-related intangible assets), (3) impairments and loss on sale of assets, (4) litigation (recoveries)/charges, net, (5) Other Spin-Off Costs, (6) gain on sale of CareFusion stock and (7) CareFusion net earnings in discontinued operations, each net of tax) and divided by average shareholders’ equity